Exhibit 99.1

Certification

by the

Chief Executive Officer

Dated
March 25, 2003

CERTIFICATION

Pursuant to 18 U.S.C. section 1350, the undersigned officer of Vision Bancshares, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated March 25, 2003
	By:	/s/ J. DANIEL SIZEMORE

J. Daniel Sizemore, Chief Executive Officer